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Exhibit 4

HQ/CS/CL.24B/9403
8 October 2002

Sir,

  SUB :  ADVERTISEMENT FOR BOARD MEETING INTIMATION

      In accordance with the Clause 31c of the Listing Agreement with India Stock Exchanges, please find sent herewith copies of advertisements published in THE ECONOMIC TIMES (English) and MAHARASHTRA TIMES (Marathi) dated 5 October 2002 intimating the date of the Meeting of Board of Directors to consider and take on record Unaudited financial Results (Provisional) for the quarter ended 30 September 2002.

Thanking you,

Yours faithfully,
For Videsh Sanchar Nigam Limited


R.N. Aditya
Asst. Company Secretary

To :
1. Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.

2. The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.

3. Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28
      37 24.

4. Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.

5. Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos. : (22) 6598237/38.

6. National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. : 497 29 93.

7. Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.

8.    Head Office : M/s. Sharepro Services, Satam Estate, 3rd
      Floor,Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646

9.    Ms.Caroline Yap,  Managing Director, International Client
      Services, New York Stock Exchange. No. :+1  2126565071
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10.   Shri Hitendra Patil, Vice President (Operations)  Central
      Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 023. Fax : 267 3199

11. Shri A.K. Gupta, DGM (FA), Corporate Finance, for SEC filing requirements, Fax 1195.

12.   Shri U.C. Burman, DGM(Internet), for hosting on website.
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                      [VIDISH SANCHAR NIGRAM LIMITED LOGO]
                          Videsh Sanchar Nigam Limited
          Regd.Office: Videsh Sanchar Bhavan, M.G.Road, Mumbai 400 001.


NOTICE

Notice is hereby given that a meeting of the Board of Directors of the Company is schedule to be held on 21 October, 2002 to consider and take on record the Unaudited Financial Results (Provisional) for the quarter ended 30 September, 2002.

                                                For Videsh Sanchar Nigam Limited

                                                                   Satish Ranade
                                                      Executive Director (Legal)
                                                             & Company Secretary

Place: Mumbai
Date : 30 September, 2002